EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-41766 on Form S-8 of Berkshire Hills Bancorp, Inc. of our report dated June 28, 2024 appearing in this Annual Report on Form 11-K of the Berkshire Bank 401(k) Plan for the year ended December 31, 2023.

  Crowe LLP

Oak Brook, Illinois
June 28, 2024